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                                                                    EXHIBIT 99.4

[Reliant Resources, Inc. Logo]

FOR FURTHER INFORMATION:            Richard Wheatley - Media  (713) 497-5881

                                    Dan Hannon - Investors     (713) 497-6149



FOR IMMEDIATE RELEASE:              March 26, 2003



                           RELIANT RESOURCES STATEMENT

                  Reliant Clarifies March 26, 2003 FERC Actions

     The show cause orders discussed today by the Federal Energy Regulatory Commission (FERC) do not mean that Reliant has had its market based rates authority revoked. The show cause orders would mean that the FERC is continuing to investigate the matters that are described in the show cause orders to determine what, if any, action relative to Reliant's market based rates authority would be appropriate.